UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

URGENT

Special RIC Shareholder Meeting Adjourned until November 25. Shareholder votes needed NOW!

On November 3, a Special Meeting of Shareholders of the Russell Investment Company (RIC) Funds was held to vote on the proposals that were outlined in proxy materials recently sent to your clients. The following Funds did not reach quorum:

•	LifePoints® Funds, Target Portfolio Strategy, Growth Strategy Fund

•	LifePoints® Funds, Target Portfolio Strategy, Equity Growth Strategy Fund

•	LifePoints® Funds, Target Date Strategy, 2055 Strategy Fund

•	Russell U.S. Large Cap Equity Fund

As a result, the meeting was adjourned with respect to the above listed Funds to allow shareholders of those Funds more time to submit their voting instructions. Another shareholder meeting is now scheduled for November 25, 2014.

As such, Russell and Boston Financial Data Services, the proxy solicitation agent, will continue to contact shareholders of these Funds to obtain their voting instructions prior to the November 25 meeting.

Your clients’ votes are very important. Please encourage your clients to vote today by calling toll free 1-844-253-1478.

As a reminder, the Russell Investment Company Board has carefully evaluated the proposals and believes the approval of each proposal is in the best interest of shareholders.

If you have any questions, contact your Russell representative at 800-787-7354.

Thank you for your ongoing relationship with Russell.

EXERCISE YOUR SHAREHOLDER RIGHTS

TODAY

Russell Investment Company (RIC) Funds

SPECIAL SHAREHOLDER MEETING ADJOURNED UNTIL NOVEMBER 25

At the shareholder meeting on Nov. 3, some of the Funds in which you invest did not reach quorum. As a result, the meeting was adjourned, and another shareholder meeting is scheduled for November 25, 2014.

There’s still time for you to exercise your shareholder rights.

PLEASE VOTE TODAY BY CALLING TOLL FREE 1-844-253-1478

between 9:00 a.m. and 8:00 p.m. Eastern time,

Monday through Friday.

As a reminder, the Russell Investment Company Board has carefully evaluated the proposals and believes the approval of each proposal is in the best interest of shareholders.

Thank you for voting.